Exhibit 10.161

Guarantor Supplement

December 31, 2010

Bank of Montreal, as Administrative Agent for the Banks party to the Term Loan Agreement dated as of August 6, 2010 among Alliance Data Systems Corporation, the Guarantors from time to time party thereto, the Banks from time to time party thereto, and Bank of Montreal, as Administrative Agent (as the same may be amended, restated or supplemented from time to time, the “Term Loan Agreement”)

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement described above.  Terms not defined herein which are defined in the Term Loan Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, Alliance Data Retail Services, LLC, a Delaware limited liability company, hereby acknowledges that by its signature hereto it shall become a “Guarantor” for all purposes of the Term Loan Agreement, effective from the date hereof.  The undersigned confirms that the representations and warranties set forth in Article 4 of the Term Loan Agreement are true and correct in all material respects as to the undersigned as of the date hereof (other than any representation or warranty that relates to a specified date, which shall be true and correct in all material respects as of such date).

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Term Loan Agreement, including, without limitation, Article 9 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

[Signature Page Follows]

Very truly yours,

ALLIANCE DATA RETAIL SERVICES, LLC

By	/s/ Hugh M. Hayden
Name	Hugh M. Hayden
Title	Senior Vice President